UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

BENEFICIENT

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Beneficient Adjourns Annual Meeting of Stockholders

DALLAS, Texas – April 16, 2025 – Beneficient (NASDAQ: BENF) (“Beneficient,” “Ben” or the “Company”), a technology-enabled platform providing exit opportunities and primary capital solutions and related trust and custody services to holders of alternative assets through its proprietary online platform, AltAccess, announced today that the Company’s Annual Meeting of Stockholders, which had been previously adjourned to 9:00 a.m. Central time today, April 16, 2025, has been once again adjourned to allow for more time for stockholders to vote.

At this time, there were not present, by remote communication or by proxy, a sufficient number of shares of the Company’s common stock to constitute a quorum. The Company’s Board of Directors continues to believe that that all of the proposals contained in the proxy statement are advisable and in the best interests of the Company’s stockholders to consider and act upon. Therefore, the Company adjourned the Annual Meeting.

The meeting has been scheduled to reconvene on April 30, 2025 at 9:00 a.m. Central time and will be held virtually online at https://www.cstproxy.com/beneficient/2025.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposals set forth in the Company’s proxy statement. Proxies previously submitted in respect to the Annual Meeting will be voted at the reconvened meeting unless properly revoked, and stockholders who have previously submitted a proxy or otherwise voted need not take any action unless they wish to change their vote.

The Company encourages all stockholders who have not yet voted to do so before April 29, 2025 at 11:59 p.m. Central time. The stockholders may vote by internet at https://www.cstproxyvote.com, or by telephone at 1 (866) 894-0536, or by returning a properly executed proxy card to Corporate Secretary, Beneficient, at 325 N. Saint Paul Street, Suite 4850, Dallas, Texas 75201.

About Beneficient

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and valued-added services for their funds− with solutions that could help them unlock the value in their alternative assets. Ben’s AltQuote™ tool provides customers with a range of potential exit options within minutes, while customers can log on to the AltAccess® portal to explore opportunities and receive proposals in a secure online environment.

Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

Additional Information and where to find it

The Company has filed a definitive proxy statement and associated proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting of Stockholders of the Company (the “Annual Meeting”). The Company, its directors, its executive officers and certain other individuals set forth in the definitive proxy statement will be deemed participants in the solicitation of proxies from shareholders in respect of the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise are set forth in the definitive proxy statement filed with the SEC on March 21, 2025. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. The Company’s stockholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents when available from the Company’s website at www.trustben.com.

Contact

investors@beneficient.com